EXHIBIT 10.8(ii)


                                 AMENDMENT NO. 1
                                     TO THE
                           GEORGIA-PACIFIC CORPORATION
                      1995 SHAREHOLDER VALUE INCENTIVE PLAN


         WHEREAS, the Board of Directors (the "Board") of Georgia-Pacific Corporation (the "Corporation") adopted the Georgia-Pacific Corporation 1995 Shareholder Value Incentive Plan (the "SVIP") effective April 1, 1995, and the SVIP was thereafter approved by the shareholders of the Corporation;

         WHEREAS, pursuant to Section 5.1 of the SVIP, the Board has retained the authority to amend the SVIP from time to time, subject to certain limitations; and

         WHEREAS, the Board deems it desirable to amend the SVIP to permit grants under the SVIP during the first quarter of any calendar year;

         NOW, THEREFORE, the Board hereby amends the SVIP as follows effective January 1, 1996:

         The second full sentence of Section 2.1 of the SVIP is amended by deleting the proviso at the end thereof, so that as modified, the sentence reads as follows:

                 "Prior to each Grant Date following the Effective Date, the
                  Committee, in its sole discretion, shall designate the Employees who shall become Participants in this Plan at each such Grant Date."

         Except as modified in this Amendment, the SVIP, as in effect from April 1, 1995, shall remain in full force and effect.


Approved by the Board:  February 1, 1996